UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
June 30, 2020 Net Asset Value Per Share
As previously disclosed on April 2, 2020 in Griffin Capital Essential Asset REIT, Inc.'s (the "Registrant") Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC"), after March 31, 2020, the Registrant (i) ceased publishing a daily updated estimate of its net asset value ("NAV") per share; (ii) is continuing its internal procedures for calculating NAV per share; and (iii) will continue to publish updated estimates of its NAV per share on a quarterly basis. Accordingly, the Registrant is publishing its updated June 30, 2020 NAV per share.
The Registrant's board of directors (the "Board"), including a majority of its independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of the Registrant's NAV. The Registrant's updated estimates of its NAV per share, which are published on a quarterly basis, are posted on the Registrant's website at www.gcear.com. Please see the Registrant's valuation procedures filed with the Registrant's most recent Annual Report on Form 10-K and the Registrant's subsequent Quarterly Reports and Current Reports, which were filed with the SEC and are available on the SEC's website at www.sec.gov, for a more detailed description of the Registrant's valuation procedures. The Registrant's NAV is calculated for the Registrant's Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares, Class AAA shares and Class E shares by the Registrant's NAV Accountant, ALPS Fund Services, Inc., a third party firm approved by the Board, including a majority of its independent directors.
Set forth below are the components of the Registrant's daily NAV as of June 30, 2020 and March 31, 2020, calculated in accordance with the Registrant's valuation procedures (in thousands, except share and per share amounts):

	June 30, 2020	March 31, 2020
Gross Real Estate Asset Value	$4,295,142	$4,431,973
Investments in Unconsolidated Entities	2,485	2,652
Management Comp. Value	230,000	230,000
Interest Rate Swap (Unrealized Loss)	(64,515)	(56,651)
Perpetual Convertible Preferred Stock	(125,000)	(125,000)
Other Assets (Liabilities), net	151,249	38,293
Total Debt at Fair Value	(2,171,440)	(2,086,121)
NAV	$2,317,921	$2,435,146

Total Shares Outstanding	261,628,173	261,935,169
NAV per share	$8.86	$9.30
The Registrant's independent valuation firm utilized the discounted cash flow approach for 98 properties in the Registrant's portfolio with a weighted average of approximately 7.2 years remaining on their existing leases. Since the Pepsi Bottling Ventures property was acquired in February 2020, the Registrant did not obtain a valuation for such property and used purchase price in calculating the Registrant's NAV, in accordance with the Registrant's valuation procedures. In light of the impact that the COVID-19 pandemic has had on commercial real estate markets, the Registrant’s independent valuation firm made certain changes to cash flow assumptions for some of the Registrant’s properties, which were the primary reasons for the change in estimated NAV as of June 30, 2020 as compared to March 31, 2020. These changes include a reduction in certain market rent growth assumptions and an increase in downtime for certain vacant properties. The following summarizes the range of overall capitalization rates for the 98 properties using the cash flow discount rates:

	Range		Weighted Average
Cash Flow Discount Rate (discounted cash flow approach)	6.00%	14.00%	7.56%
Terminal Capitalization Rate (discounted cash flow approach)	5.25%	9.75%	6.85%

The following table sets forth the changes to the components of NAV for the Registrant and the reconciliation of NAV changes for each class of shares (in thousands, except share and per share amounts):

	Share Classes
	Class T	Class S	Class D	Class I	Class E	IPO (1)	OP Units	Total

NAV as of March 31, 2020 before share/unit sale/redemption activity	$5,208	$17	$382	$17,743	$1,444,892	$669,414	$297,490	$2,435,146
Fund level changes to NAV
Unrealized gain on net assets	(177)	(1)	(14)	(603)	(48,954)	(22,659)	(10,107)	(82,515)
Interest rate swap (unrealized loss)	(17)	—	(1)	(57)	(4,664)	(2,162)	(963)	(7,864)
Dividend accrual	(35)	—	(3)	(164)	(13,456)	(6,280)	(2,782)	(22,720)
Class specific changes to NAV
Stockholder servicing fees/distribution fees	(13)	—	—	—	—	(1,042)	(8)	(1,063)
NAV as of June 30, 2020 before share/unit sale/redemption activity	$4,966	$16	$364	$16,919	$1,377,818	$637,271	$283,630	$2,320,984

Unit sale/redemption activity- Dollars
Amount sold	$5	$—	$—	$16	$1,372	$602	$271	$2,266
Amount redeemed and to be paid	—	—	—	—	(4,373)	(951)	(4)	(5,328)
NAV as of June 30, 2020	$4,971	$16	$364	$16,935	$1,374,817	$636,922	$283,897	$2,317,922

NAV as of March 31, 2020	553,623	1,800	40,548	1,889,235	155,197,725	72,307,551	31,944,687	261,935,169
Shares/units sold	491	2	35	1,677	168,447	64,962	29,062	264,676
Shares/units redeemed	—	—	—	—	(468,671)	(102,532)	(467)	(571,670)
Shares/units outstanding as of June 30, 2020	554,114	1,802	40,583	1,890,912	154,897,501	72,269,981	31,973,282	261,628,175

NAV per share as of March 31, 2020	$9.41	$9.40	$9.39	$9.39	$9.31	$9.26
Change in NAV per share/unit	(0.44)	(0.43)	(0.44)	(0.43)	(0.43)	(0.45)
NAV per share as of June 30, 2020	$8.97	$8.97	$8.95	$8.96	$8.88	$8.81
(1) IPO shares include Class A, Class AA, and Class AAA shares.

Amendment and Reinstatement of Distribution Reinvestment Plan and Partial Reinstatement of Share Redemption Program
As previously disclosed on February 27, 2020 in the Registrant's Current Report on Form 8-K filed with the SEC, in connection with a potential strategic transaction, on February 26, 2020, the Board approved the temporary suspension of (i) the Registrant's distribution reinvestment plan (as amended and restated, the "DRP"); and (ii) the Registrant's share redemption program (as amended and restated, the "SRP"). Redemptions sought upon a stockholder's death, qualifying disability, or determination of incompetence or incapacitation were honored in the first quarter of 2020 in accordance with the terms of the SRP.
Because the COVID-19 pandemic continues to have a material adverse impact on global commercial real estate activity, contributing to widespread market volatility and economic uncertainty, the Registrant's potential strategic transaction is more uncertain at this time. In light of these considerations, on July 16, 2020, the Board determined it would be in the best interests of the Registrant to (i) reinstate the DRP, effective July 27, 2020; (ii) amend the DRP to allow for the use of the most recently published NAV per share of the applicable share class available at the time of reinvestment as the DRP purchase price for each share class; and (iii) partially reinstate the SRP, effective August 17, 2020.
This Current Report on Form 8-K serves as the 30 days' notice of the partial reinstatement of the SRP per the terms of the program, and the 10 days' notice of the amendment and reinstatement of the DRP per the terms of the plan.
The SRP shall be reinstated as of August 17, 2020 for redemptions sought upon a stockholder's death, qualifying disability, or determination of incompetence or incapacitation in accordance with the terms of the SRP. Regular redemptions remain suspended at this time. The Registrant's quarterly cap on aggregate redemptions will be equal to the aggregate NAV, as of the last business day of the previous quarter, of the shares issued pursuant to the DRP during such quarter. Settlements of share redemptions will be made within the first three business days of the following quarter.
The DRP shall be reinstated as of July 27, 2020. Stockholders previously enrolled in the DRP will automatically be reinstated to the DRP unless they instruct the Registrant otherwise by placing a call to Investor Services for the Registrant at (888) 926-2688. Stockholders who were not previously enrolled in the DRP can obtain the proper forms for enrollment in the DRP at www.gcear.com.
The foregoing description of certain terms of the DRP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DRP, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Disclaimer on Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward-looking even in the absence of these particular words. Where, in any forward-looking statement, the Registrant expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Statements contained herein that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties detailed in the Registrant's filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Registrant undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
4.1    Amended and Restated Distribution Reinvestment Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: July 17, 2020	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary